UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2009

Tree.com, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34063	26-2414818
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of Principal Executive Offices)	(Zip Code)

(704) 541-5351

(Registrant’s Telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

As described in Item 2.03 below, on May 1, 2009, Tree.com, Inc. (the “Company”), through its subsidiary Home Loan Center, Inc. (“HLC”), entered into a new $50.0 million warehouse line of credit with Bank of America, N.A. (“Bank of America”).  In connection with the entry into such new facility, on May 1, 2009 the Company, through its subsidiary HLC, also entered into an Early Purchase Program Addendum to Loan Purchase Agreement with Bank of America (the “Early Purchase Program Addendum”).  The Early Purchase Program Addendum supplements the Loan Purchase Agreement, dated April 16, 2002 between Bank of America, as successor to Countrywide Home Loans, Inc., and HLC and, among other things, serves to increase the Company’s uncommitted credit facility with Bank of America from $50.0 million to $75.0 million.

A copy of the Early Purchase Program Addendum is filed with this report as Exhibit 10.1 and is hereby incorporated by reference herein.  The foregoing description of the Early Purchase Program Addendum does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

Item 1.02                     Termination of a Material Definitive Agreement.

As described in Item 2.03 below, on May 1, 2009, HLC entered into a new $50.0 million warehouse line of credit with Bank of America.  In connection with such new facility, the Company’s existing warehouse line of credit with Countrywide Bank, FSB, an affiliate of Bank of America, expired and was terminated.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 1, 2009, HLC entered into a new $50.0 million warehouse line of credit with Bank of America.  The new facility will be used to fund and is secured by consumer residential loans that are held for sale.  The term of the new facility is through April 30, 2010.  Borrowings under the facility will bear interest at a rate equal to 2.25% plus the greater of (a) the 30-day LIBOR rate or (b) 2.00%.

Under the terms of this new facility, HLC is required to maintain various financial and other covenants. These financial covenants include maintaining (i) a minimum tangible net worth of $44.0 million, (ii) a minimum liquidity equal to 15% of HLC’s tangible net worth, inclusive of unrestricted cash and cash equivalents, the over/under account balances and available draws from HLC’s warehouse or repurchase facilities, (iii) a maximum ratio of total liabilities to tangible net worth of 4:1 and (iv) pre-tax net income requirements on a quarterly basis.  HLC will be required to sell at least 50% of the loans it originates to an affiliate of Bank of America or pay a “pair-off fee” of 37.5 basis points on the difference between the required and actual volume of loans sold.   Finally, HLC’s borrowings under the facility will be guaranteed by Tree.com, Inc., LendingTree, LLC and LendingTree Holdings, Inc.

Copies of the Master Repurchase Agreement and the related Transaction Terms Letter (collectively, the “Master Repurchase Agreement”) are filed with this report as Exhibits 10.2 and 10.3, respectively, and are hereby incorporated by reference herein.  The foregoing description of the Master Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such exhibits.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Early Purchase Program Addendum to Loan Purchase Agreement, dated May 1, 2009, by and among Bank of America, N.A. and Home Loan Center, Inc.

10.2	Master Repurchase Agreement, dated as of May 1, 2009, by and among Bank of America, N.A. and Home Loan Center, Inc.

10.3	Transaction Terms Letter for Master Repurchase Agreement, dated May 1, 2009, by and among Bank of America, N.A. and Home Loan Center, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREE.COM, INC.

Date: May 6, 2009	By:	/s/ Matthew Packey
Name: Matthew Packey
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Early Purchase Program Addendum to Loan Purchase Agreement, dated May 1, 2009, by and among Bank of America, N.A. and Home Loan Center, Inc.

10.2	Master Repurchase Agreement, dated as of May 1, 2009, by and among Bank of America, N.A. and Home Loan Center, Inc.

10.3	Transaction Terms Letter for Master Repurchase Agreement, dated May 1, 2009, by and among Bank of America, N.A. and Home Loan Center, Inc.